Exhibit 10.4

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this "Agreement") is entered into as of February 8, 2021, by and among AYTU BIOSCIENCE, INC., a Delaware corporation ("Subordinated Creditor"), NEOS THERAPEUTICS, INC., a Delaware corporation ("Neos"), NEOS THERAPEUTICS BRANDS, LLC, a Delaware limited liability company ("NT Brands"), NEOS THERAPEUTICS, LP, a Texas limited partnership ("NT LP"; together with Neos and NT Brands, each a "Borrower" and collectively the "Borrowers"), NEOS THERAPEUTICS COMMERCIAL, LLC, a Delaware limited liability company ("NT Commercial"), PHARMAFAB TEXAS, LLC, a Texas limited liability company ("NT PharmaFab"; and, together with Borrowers, NT Commercial and each other Person that from time to time becomes a "Loan Party" under and as defined in the Senior Credit Agreement or guarantees the Senior Debt), the "Companies", and each individually, a "Company"), and ENCINA BUSINESS CREDIT, LLC, in its capacity as Agent for all Senior Lenders.

R E C I T A L S

A.        Borrowers and the other Loan Party Obligors (as defined in the Senior Credit Agreement) party thereto, Agent and Senior Lenders have entered into a Loan and Security Agreement dated as of October 2, 2019 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the "Senior Credit Agreement") pursuant to which, among other things, Senior Lenders have agreed, subject to the terms and conditions set forth in the Senior Credit Agreement, to make certain loans and financial accommodations to Borrowers.  All of Borrowers' obligations to Agent and Senior Lenders under the Senior Credit Agreement and the other Senior Debt Documents (as hereinafter defined) are guaranteed by the Companies (other than any Company that is a Borrower under and as defined in the Senior Credit Agreement) and secured by liens on and security interests in substantially all of the now existing and hereafter acquired real and personal property of the Companies (the "Collateral").

B.         Neos has issued to Subordinated Creditor that certain Unsecured Convertible Promissory Note of even date herewith in the original principal amount of $5,000,000 (as the same may be amended, restated, supplemented and/or otherwise modified from time to time as permitted hereunder, the "Subordinated Note").

C.         As an inducement to and as one of the conditions precedent to the agreement of Agent and Senior Lenders to continue making the loans and other financial accommodations available to Borrowers as contemplated by the Senior Credit Agreement, Agent and Senior Lenders have required the execution and delivery of this Agreement by Subordinated Creditor and the Companies in order to set forth the relative rights and priorities of Agent, Senior Lenders and Subordinated Creditor under the Senior Debt Documents and the Subordinated Note.

NOW, THEREFORE, in order to induce Agent and Senior Lenders to consummate the transactions contemplated by the Senior Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1.         Definitions.  The following terms shall have the following meanings in this Agreement:

"Agent" shall mean Encina Business Credit, LLC, as Agent for the Senior Lenders, or any other Person appointed by the holders of the Senior Debt as administrative agent for purposes of the Senior Debt Documents and this Agreement.

"Bankruptcy Code" shall mean Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

"Distribution" shall mean, with respect to any security, indebtedness or obligation, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such security, indebtedness or obligation, (b) any redemption, purchase or other acquisition of such security, indebtedness or obligation by any Person or (c) the granting of any lien or security interest to or for the benefit of the holders of such security, indebtedness or obligation in or upon any property of any Person.

"Encina Loan Documents" shall mean the Senior Credit Agreement and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time.

"Enforcement Action" shall mean (a) to take from or for the account of any Company or any guarantor of the Subordinated Debt, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Company or any such guarantor with respect to the Subordinated Debt, (b) to initiate or participate with others in any suit, action or proceeding against any Company or any such guarantor to (i) sue for or enforce payment of or to collect the whole or any part of the Subordinated Debt, (ii) commence or join with other Persons to commence a Proceeding, or (iii) commence judicial enforcement of any of the rights and remedies under any Subordinated Debt Document or applicable law with respect to the Subordinated Debt, (c) to accelerate the Subordinated Debt, (d) to exercise any put option or to cause any Company or any such guarantor to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Document or (e) take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of any Company or any such guarantor.

"Hedging Obligation" shall mean, with respect to any Company, any liability of such Company to Agent, any Lender or any affiliate of Agent or any Lender under any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect such Company against fluctuations in interest rates, currency exchange rates or commodity prices.

"paid in full" or "payment in full" shall mean with respect to the Senior Debt, that: (a) all of such Senior Debt (other than contingent indemnification, reimbursement and/or other similar obligations to the extent no claim giving rise thereto has been asserted) has been paid in full in cash, (b) no Person has any further right to obtain any loans or other extensions of credit under the applicable Senior Debt Documents, and (c) any costs, expenses and contingent indemnification obligations which are not yet due and payable but with respect to which a claim has been asserted or may reasonably be expected to be asserted by Agent or any Lender are backed by standby letters of credit (issued by a bank, and in form and substance, acceptable to the Agent) or cash collateralized, in each case in an amount reasonably estimated by the Agent, to be the amount of costs, expenses and contingent indemnification obligations that may become due and payable.

"Permitted Refinancing" shall mean any refinancing or replacement of the Senior Debt under the Encina Loan Documents (or any Permitted Refinancing Senior Debt Documents).

"Permitted Refinancing Senior Debt Documents" shall mean any financing documentation which replaces the Encina Loan Documents (or any Permitted Refinancing Senior Debt Documents) and pursuant to which the Senior Debt under the Encina Loan Documents (or any Permitted Refinancing Senior Debt Documents) is refinanced or replaced, as such financing documentation may be amended, replaced, restated, supplemented or otherwise modified from time to time in compliance with this Agreement.

"Permitted Subordinated Debt Payments" shall mean (i) regularly scheduled payments of capitalized payments-in-kind of accrued interest (but not, for the sake of clarity, any payments in cash) on the Subordinated Note due and payable on a non-accelerated basis, (ii) payments effected through conversion of indebtedness under the Subordinated Note to common stock of the Company (or other qualified capital stock (on terms and conditions reasonably satisfactory to Agent) of the Company) and (iii) payments effected through conversion of the indebtedness under the Subordinated Note to other indebtedness so long as, to the extent any Company is an obligor thereunder, such convertible indebtedness is subject to a subordination agreement on the same terms and conditions of this Agreement and otherwise satisfactory to Agent.

"Person" shall mean any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

"Proceeding" shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

"Senior Debt" shall mean (a) all obligations, liabilities and indebtedness of every nature of the Companies from time to time owed to Agent or any Senior Lender under the Senior Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, indirect, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with any interest, fees, costs and expenses accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest, fees, costs and expenses are an allowed claim, and (b) all Hedging Obligations.

"Senior Debt Documents" shall mean the Encina Loan Documents and, after the consummation of any Permitted Refinancing, the Permitted Refinancing Senior Debt Documents.

"Senior Default" shall mean any "Event of Default" under the Senior Debt Documents.

"Senior Lenders" shall mean the holders of the Senior Debt.

"Subordinated Debt" shall mean all of the obligations of the Companies to Subordinated Creditor evidenced by or incurred pursuant to the Subordinated Debt Documents (including all obligations in respect of the Subordinated Note).

"Subordinated Debt Documents" shall mean the Subordinated Note.

2.         Subordination.

2.1.      Subordination of Subordinated Debt to Senior Debt.  Each Company covenants and agrees, and Subordinated Creditor by its acceptance of the applicable Subordinated Debt Document (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, notwithstanding anything to the contrary contained in such Subordinated Debt Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all of the Senior Debt.  Each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.

2.2.      Liquidation, Dissolution, Bankruptcy.  In the event of any Proceeding involving any Company that owes Subordinated Debt to Subordinated Creditor:

(a)        All Senior Debt shall first be paid in full before any Distribution, whether in cash, securities or other property, shall be made to Subordinated Creditor on account of any Subordinated Debt.

(b)        Any Distribution which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt shall be paid or delivered directly to Agent (to be held and/or applied by Agent in accordance with the terms of the Senior Debt Documents) until all Senior Debt is paid in full.  Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to Agent.  Subordinated Creditor also irrevocably authorizes and empowers Agent, in the name of Subordinated Creditor, to demand, sue for, collect and receive any and all such Distributions.

(c)        Subordinated Creditor agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt reasonably requested by Agent in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints Agent its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of Subordinated Creditor promptly to do so prior to 30 days before the expiration of the time to file any such proof of claim and (ii) vote such claim in any such Proceeding upon the failure of Subordinated Creditor to do so prior to 15 days before the expiration of the time to vote any such claim; provided, Agent shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim.  In the event that Agent votes any claim in accordance with the authority granted hereby, Subordinated Creditor shall not be entitled to change or withdraw such vote.

2.3.      Subordinated Debt Payment Restrictions.  Notwithstanding the terms of the Subordinated Note, each Company hereby agrees that it shall not make, and Subordinated Creditor hereby agrees that it will not accept, any Distribution with respect to the Subordinated Debt until all of the Senior Debt is paid in full other than Permitted Subordinated Debt Payments (subject however to subsection 2.2).

2.4.      Subordinated Debt Standstill Provisions. Until all of the Senior Debt is paid in full, Subordinated Creditor shall not, without the prior written consent of Agent, take any Enforcement Action with respect to the Subordinated Debt.  Notwithstanding the foregoing or any provision of this Agreement to the contrary, Subordinated Creditor may (i) file proofs of claim against any Company in any Proceeding involving such Company, (ii) seek specific performance or injunctive relief to compel a Company to provide financial reporting required under the Subordinated Debt Documents (as in effect on the date hereof as the same may be amended, restated, supplemented and/or otherwise modified from time to time in accordance with this Agreement) so long as it is not accompanied by a claim for monetary damages or remuneration, (iii) to the extent (but only to such extent) that the commencement of a legal action is required to toll the running of any applicable statute of limitations or similar restriction of claims in respect of such legal action (other than actions to enforce Subordinated Creditor's rights to receive payment from the Companies or any rights with respect to any assets of the Companies, and other than initiating or joining with other creditors to initiate a Proceeding), then Subordinated Creditor may take such legal action, and (iv) declare and send notice of default to a Company (so long as not accompanied by a demand for payment).  Any Distributions or other proceeds of any Enforcement Action obtained by Subordinated Creditor shall in any event be held in trust by it for the benefit of Agent and Senior Lenders and promptly paid or delivered to Agent for the benefit of Senior Lenders in the form received until all of the Senior Debt is paid in full.

2.5.      Incorrect Payments.  If any Distribution on account of the Subordinated Debt not permitted to be made by a Company or accepted by Subordinated Creditor under this Agreement is received by Subordinated Creditor, such Distribution shall not be commingled with any of the assets of Subordinated Creditor, shall be held in trust by Subordinated Creditor for the benefit of Agent and Senior Lenders and shall be promptly paid over to Agent for application (in accordance with the Senior Debt Documents ) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is paid in full.

2.6.      Subordination of Liens and Security Interests; Agreement Not to Contest; Sale of Collateral; Release of Liens.  Until all of the Senior Debt has been paid in full, Subordinated Creditor shall not obtain any liens or security interests in any Collateral or any other assets of any Company or other guarantor of the Subordinated Debt.  To the extent Subordinated Creditor obtains any such liens or security interest in violation of this Agreement, such liens and security interests which may exist shall be and hereby are subordinated for all purposes and in all respects to the liens and security interests of Agent and Senior Lenders in the Collateral, regardless of the time, manner or order of perfection of any such liens and security interests and regardless of the validity, perfection or enforceability of such liens and security interests of Agent.  Subordinated Creditor agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Debt, the Senior Debt Documents, or the liens and security interests of Agent and Senior Lenders in the Collateral securing the Senior Debt.  Until all of the Senior Debt has been paid in full, Subordinated Creditor shall not obtain any guaranty of the Subordinated Debt by any Person unless such Person executes and delivers a joinder to this Agreement in form and substance reasonably satisfactory to Agent to become party to this Agreement as a Company.  In the event that a Company desires to sell any of the Collateral and Agent consents to such sale, Subordinated Creditor shall be deemed to have consented to such sale and such sale shall be free and clear of any liens and security interests of Subordinated Creditor in such Collateral (and in the event that such sale includes the equity interests of Initial Borrower, Initial Borrower shall be immediately released by Subordinated Creditor from its obligations in respect of the Subordinated Debt upon the consummation of such sale) and any purchaser of any Collateral may rely on this Agreement as evidence of Subordinated Creditor's consent to such sale and that such sale is free and clear of any liens and security interests of Subordinated Creditor in such Collateral (and, in the case of a sale of equity interests of a Company other than Holdings, of the release of such Company from its obligations in respect of the Subordinated Debt).  In the event that Subordinated Creditor obtains any liens or security interests in the Collateral or other assets, or any guaranty of the Subordinated Debt by any Person other than Holdings, Subordinated Creditor shall promptly execute and deliver to Agent such termination statements and releases as Agent shall request to effect the release of the liens and security interests in such Collateral and/or such guaranty.  In furtherance of the foregoing, Subordinated Creditor hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of Subordinated Creditor and in the name of Subordinated Creditor or otherwise, to execute and deliver any document or instrument which Subordinated Creditor may be required to deliver pursuant to this subsection 2.6.

2.7.      Sale, Transfer or other Disposition of Subordinated Debt.  Subordinated Creditor shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt or its Subordinated Note:  (i) without giving prior written notice of such action to Agent, (ii) to any Person other than an affiliate of Subordinated Creditor, and (iii) unless, prior to the consummation of any such action, the transferee thereof shall execute and deliver to Agent a counterpart signature page to this Agreement, an agreement joining such transferee as a party to this Agreement as a Subordinated Creditor or an agreement substantially identical to this Agreement, providing for the continued subordination of the Subordinated Debt to the Senior Debt as provided herein and for the continued effectiveness of all of the rights of Agent and Senior Lenders arising under this Agreement.  Notwithstanding the failure of any transferee to execute or deliver an agreement substantially identical to this Agreement, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt, and the terms of this Agreement shall be binding upon the successors and assigns of Subordinated Creditor, as provided in Section 9 hereof.

2.8.      Legends.  Until the termination of this Agreement in accordance with Section 15 hereof, Subordinated Creditor will cause each Subordinated Debt Document to clearly and conspicuously state that it is subject to the terms of this Subordination Agreement and that any transferee thereof shall be bound hereby.

2.9.      Obligations Hereunder Not Affected.  All rights and interests of Senior Lenders and Agent hereunder, and all agreements and obligations of Subordinated Creditor and Companies hereunder, shall remain in full force and effect irrespective of (a) any lack of validity or enforceability of any document evidencing any of the Senior Debt; (b) any change in the time, manner or place of payment of, or any other term of, all or any of the Senior Debt, or any other permitted amendment or waiver of or any release or consent to departure from any of the Senior Debt Documents; any exchange, release or non-perfection of any collateral for all or any of the Senior Debt; (c) any failure of any Senior Lender or Agent to assert any claim or to enforce any right or remedy against any other party hereto under the provisions of this Agreement or any Senior Debt Document other than this Agreement; (d) any reduction, limitation, impairment or termination of the Senior Debt for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Companies and Subordinated Creditor hereby waive any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of invalidity, illegality, non-genuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Senior Debt; and (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Companies in respect of the Senior Debt or Subordinated Creditor in respect of this Agreement.  Subordinated Creditor acknowledges and agrees that Senior Lenders and Agent may in accordance with the terms of the Senior Debt Documents, without notice or demand and without affecting or impairing Subordinated Creditor's obligations hereunder, (i) modify the Senior Debt Documents at any time without notice to or the consent of Subordinated Creditor; (ii) take or hold security for the payment of the Senior Debt and exchange, enforce, foreclose upon, waive and release any such security; (iii) apply such security and direct the order or manner of sale thereof as Agent and Senior Lenders in their sole discretion, may determine; (iv) release and substitute one or more endorsers, warrantors, borrowers or other obligors; and (v) exercise or refrain from exercising any rights against any Company or any other Person.  The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Agent and Senior Lenders and Subordinated Creditor even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed.

3.         Modifications to Subordinated Debt Documents.  Until all of the Senior Debt has been paid in full, and notwithstanding anything to the contrary contained in the Subordinated Note, Companies and Subordinated Creditor shall not, without the prior written consent of Agent, agree to any amendment, modification or supplement to any Subordinated Debt Document the effect of which is to (a) increase the maximum principal amount of the Subordinated Debt or rate of interest (or required cash pay rate of interest) on any of the Subordinated Debt, (b) change the dates upon which payments of principal or interest on the Subordinated Debt are due to an earlier date, (c) change any redemption or prepayment provisions of the Subordinated Debt, (d) alter the subordination provisions with respect to the Subordinated Debt, including, without limitation, subordinating the Subordinated Debt to any other Indebtedness, (e) take any liens or security interests in any assets of any Company or any guarantor of the Subordinated Debt, (f) change or add any default or event of default or any covenant with respect to the Subordinated Debt, or (g) change or amend any other term of the Subordinated Debt Documents if such change or amendment would (i) result in a Senior Default, increase the obligations of any Company or any guarantor of the Subordinated Debt or (ii) confer additional material rights on Subordinated Creditor or any other holder of the Subordinated Debt in a manner adverse to the Senior Lenders.

4.         Representations and Warranties of Subordinated Creditor.  Subordinated Creditor hereby represents and warrants to Agent and Senior Lenders that as of the date hereof:  (a) Subordinated Creditor is a corporation duly formed and validly existing under the laws of the State of Delaware; (b)  Subordinated Creditor has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by Subordinated Creditor will not violate or conflict with the organizational documents of Subordinated Creditor, any material agreement binding upon Subordinated Creditor or any law, regulation or order or require any consent or approval which has not been obtained; (d) this Agreement is the legal, valid and binding obligation of Subordinated Creditor, enforceable against Subordinated Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles; and (e)  Subordinated Creditor is the sole owner, beneficially and of record, of the Subordinated Debt Documents and the Subordinated Debt evidenced thereby.

5.         Subrogation; Recovery.  Subject to the payment in full of all of the Senior Debt, Subordinated Creditor shall be subrogated to the rights of Agent and Senior Lenders to receive Distributions with respect to the Senior Debt until the Subordinated Debt is paid in full.  If Agent or any Senior Lender is required to disgorge any proceeds of Collateral, payment or other amount received by such Person (whether because such proceeds, payment or other amount is invalidated, declared to be fraudulent or preferential or otherwise) or turn over or otherwise pay any amount (a "Recovery") to the estate or to any creditor or representative of a Company or any other Person, then the Senior Debt shall be reinstated (to the extent of such Recovery) as if such Senior Debt had never been paid and to the extent Subordinated Creditor has received proceeds, payments or other amounts to which Subordinated Creditor would not have been entitled under this Agreement had such reinstatement occurred prior to receipt of such proceeds, payments or other amounts, Subordinated Creditor shall turn over such proceeds, payments or other amounts to Agent for reapplication to the Senior Debt.  A Distribution made pursuant to this Agreement to Agent or Senior Lenders which otherwise would have been made to Subordinated Creditor is not, as between the Companies and Subordinated Creditor, a payment by the Companies to or on account of the Senior Debt.

6.         Modification.  Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Agent and Subordinated Creditor, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given.  Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

7.         Further Assurances.  Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

8.         Notices.  Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, sent by electronic mail (to the extent an electronic mail address is listed below) or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a business day before 4:00 p.m. (Chicago time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed.

Notices shall be addressed as follows:

If to Subordinated Creditor:

Aytu Bioscience, Inc.

373 Inverness Parkway, Suite 206

Englewood, CO 80112

Attention: Joshua Disbrow

Email: josh.disbrow@aytubio.com

with a copy to (which shall not constitute notice):

Dorsey and Whitney LLP

111 South Main Street, Suite 2100

Salt Lake City, Utah 84111

Attention: Ken Logsdon

Email: logsdon.ken@dorsey.com

If to any Company:

Neos Therapeutics, Inc.

2940 N. Hwy 360, Suite 400

Grand Prairie, Texas 75050

Attention: Richard Eisenstadt

Email: reisenstadt@neostx.com

with a copy to (which shall not constitute notice):

Goodwin Procter LLP

53 State Street

Boston, Massachusetts 02109

Attention: Mark Smith

Email: marksmith@goodwinlaw.com

If to Agent or Senior Lenders:

Encina Business Credit, LLC

123 N Wacker, Suite 2400

Chicago, Illinois 60606

Attention: Neos Account Manager

Email: jelie@encinabc.com

with a copy to (which shall not constitute notice):

Goldberg Kohn Ltd.

55 E. Monroe, Suite 3300

Chicago, Illinois 60603

Attention: Jeffrey Dunlop

Email: jeffrey.dunlop@goldbergkohn.com

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 8.

9.         Successors and Assigns; Permitted Refinancing.  This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Agent, Senior Lenders, Subordinated Creditor and the Companies.  Senior Lenders may, from time to time, without notice to Subordinated Creditor, assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.  Subordinated Creditor agrees that any party that consummates a Permitted Refinancing may rely on and enforce this Agreement.  Subordinated Creditor further agrees that it will, at the request of Agent, enter into an agreement, in the form of this Agreement, mutatis mutandis, with the party that consummates the Permitted Refinancing; provided, that the failure of Subordinated Creditor to execute such an agreement shall not affect such party's right to rely on and enforce the terms of this Agreement.

10.       Relative Rights.  This Agreement shall define the relative rights of Agent, Senior Lenders and Subordinated Creditor.  Nothing in this Agreement shall (a) impair, as among the Companies, Agent and Senior Lenders and as between the Companies and Subordinated Creditor, the obligation of the Companies with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or (b) affect the relative rights of Agent, Senior Lenders or Subordinated Creditor with respect to any other creditors of any Company.

11.       Conflict.  In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of the Subordinated Debt Documents, the provisions of this Agreement shall control and govern.

12.       Headings.  The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

13.       Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This document may be executed and delivered electronically, via telecopy, "portable document format" or ".pdf" sent by electronic email or otherwise, and any such electronic execution and delivery shall be equally effective as the manual execution and physical delivery of a counterpart to this Agreement.

14.       Severability.  In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

15.       Continuation of Subordination; Termination of Agreement.  This Agreement shall remain in full force and effect until the payment in full of all of the Senior Debt after which this Agreement shall terminate without further action on the part of the parties hereto; provided, that if any payment is, subsequent to such termination, recovered from any holder of Senior Debt, this Agreement shall be reinstated; provided, further that a Permitted Refinancing shall not be deemed to be payment in full of all of the Senior Debt.

16.       APPLICABLE LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

17.       CONSENT TO JURISDICTION.  SUBORDINATED CREDITOR AND EACH COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR

PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS.  SUBORDINATED CREDITOR AND EACH COMPANY EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.  SUBORDINATED CREDITOR AND EACH COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUBORDINATED CREDITOR AND SUCH COMPANY AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE 10 DAYS AFTER THE SAME HAS BEEN POSTED.

18.       WAIVER OF JURY TRIAL.  SUBORDINATED CREDITOR, EACH COMPANY AND AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SUBORDINATED DEBT DOCUMENTS OR ANY OF THE SENIOR DEBT DOCUMENTS.  SUBORDINATED CREDITOR, EACH COMPANY AND AGENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE SENIOR DEBT DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  SUBORDINATED CREDITOR, EACH COMPANY AND AGENT WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

[Signature pages follow]

IN WITNESS WHEREOF, Subordinated Creditor, the Companies and Agent have caused this Agreement to be executed as of the date first above written.

SUBORDINATED CREDITOR:

AYTU BIOSCIENCE, INC.

By:	/s/ Joshua Disbrow
Title: Chief Executive Officer

Signature Page to Subordination Agreement

COMPANIES:

NEOS THERAPEUTICS, INC.

By:	/s/ Richard Eisenstadt
Name:	Richard Eisenstadt
Its:	Chief Financial Officer

NEOS THERAPEUTICS BRANDS, LLC

By:	/s/ Richard Eisenstadt
Name:	Richard Eisenstadt
Its:	Chief Financial Officer

NEOS THERAPEUTICS, LP

By:	/s/ Richard Eisenstadt
Name:	Richard Eisenstadt
Its:	Chief Financial Officer

NEOS THERAPEUTICS COMMERCIAL, LLC

By:	/s/ Richard Eisenstadt
Name:	Richard Eisenstadt
Its:	Chief Financial Officer

NEOS THERAPEUTICS, LP

By:	/s/ Richard Eisenstadt
Name:	Richard Eisenstadt
Its:	Chief Financial Officer

Signature Page to Subordination Agreement

PHARMAFAB TEXAS, LLC

By:	/s/ Richard Eisenstadt
Name:	Richard Eisenstadt
Its:	Chief Financial Officer

Signature Page to Subordination Agreement

AGENT:

ENCINA BUSINESS CREDIT, LLC,
as Agent

By:	/s/ Jean R. Elie
Name:	Jean R. Elie
Title:	Authorized Signatory

Signature Page to Subordination Agreement